Exhibit 99.1

Cumulus Completes Previously Announced

Acquisition of WestwoodOne (f/k/a Dial Global, Inc.)

ATLANTA, GA, December 12, 2013 – Cumulus Media Inc. (NASDAQ: CMLS) announced today that it has completed the previously announced acquisition of WestwoodOne, Inc. (“WWO”), formerly known as Dial Global, Inc., for $260 million in cash, consisting of approximately $45 million attributable to the equity of WWO and the retirement of $215 million of debt of WWO. Cumulus used cash on hand, including approximately $238 million in cash proceeds from the Company’s previously completed sale of 53 radio stations in 12 small and mid-sized markets in November 2013 to Townsquare Media, LLC.

The acquisition of WestwoodOne will add sports, news, talk, music and programming services content – enabling Cumulus to provide a wider variety of options to approximately 10,000 U.S. radio stations, other media platforms and international platforms. New content acquired includes NFL, NCAA, NASCAR, Olympics, AP Radio News, NBC News, the GRAMMY Awards and other popular programming.

Additionally, the combination of these content assets, along with the infrastructure to create new content vehicles and local activation opportunities, is expected to allow Cumulus to provide more extensive solutions for broadcast radio advertisers.

Although the merger was not subject to the pre-closing notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act, the Antitrust Division of the Department of Justice (DOJ) is conducting a review of the transaction. While Cumulus believes the merger does not raise any anti-competitive issues, it continues to voluntarily assist the DOJ with its evaluation. However, it cannot predict if the DOJ will elect to seek, or obtain, any remedies, or the effect that any remedies may have on Cumulus’ business, financial condition or results of operations.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, risks and uncertainties relating to any action that may be taken by the Department of Justice with respect to its ongoing investigation of the recently completed merger, our need for additional funds to service our debt and to execute our business strategy, our ability to timely and cost-effectively renew any one or more of our broadcast licenses, changes in interest rates, our ability to timely complete any pending acquisitions or dispositions, our ability to manage costs and obtain synergies in connection with the integration of completed acquisitions, our ability to effectively manage our operating costs, including in connection with our revenue growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to exogenous national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012 and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc.

Cumulus Media (NASDAQ: CMLS) is the largest pure-play radio broadcaster in the United States based on station count, with 457 owned and operated stations in 89 U.S. media markets and a fully-distributed programming network serving more than 10,000 affiliates nationwide, which contains a portfolio of iconic media, sports and entertainment brands. Cumulus strives to create the next generation of radio broadcasting and digital enterprise based on great people and technological excellence. Cumulus provides high-quality local programming choices for listeners and advertisers, challenging career environments for employees and value opportunities for shareholders. For more information, visit www.cumulus.com.

Media Contact:

Davidson Goldin

212-319-3451 x640

david@goldinsolutions.com

www.goldinsolutions.com

Investor Relations Contact:

Collin Jones

Investor Relations

404-260-6600

collin@cumulus.com